SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          MASON-DIXON CAPITAL TRUST II
             (Exact name of registrant as specified in its charter)


               Delaware                                      51-6507171
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

            45 W. Main Street
          Westminster, Maryland                                21157
(Address of principal executive offices)                    (Zip Code)

If this Form relates to the  registration      If this Form relates to the  registration  of a class of debt
of a class of debt  securities and is          securities and is to become effective simultaneously with the
effective upon filing pursuant to General      effectiveness of a concurrent  registration  statement under the
Instruction  A(c)(1) please check the          Securities Act of 1933 pursuant to General Instruction
following box. |_|                             A(c)(2) please check the following box. |_|


Securities to be registered pursuant to Section 12(g) of the Act:

                              Preferred Securities
                                (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered

         The Registrant hereby incorporates by reference the description of its Preferred Securities contained under the heading "DESCRIPTION OF PREFERRED SECURITIES" in the Preliminary Prospectus included in its Registration Statement in Pre-Effective Amendment No. 1 to Form S-3, Registration No. 333-49431, filed via EDGAR with the Commission on April 6, 1998. This Registration Statement on Form 8-A shall be deemed to incorporate by reference the description of the Preferred Securities contained in any prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933.



Item 2.  Exhibits

Exhibit No.      Description                                                Page

1                The section  titled  "DESCRIPTION  OF  PREFERRED            --
                 SECURITIES"  on Page 37 of the Preliminary
                 Prospectus included as part of the Registrant's
                 Registration Statement in Pre-Effective Amendment
                 No. 1 to Form S-3, Registration No. 333-49431, which is incorporated by reference in this Form 8-A.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          MASON-DIXON BANCSHARES, INC.


Date:  April 16, 1998                     By: /s/ Mark A. Keidel
                                              Mark A. Keidel, Vice President and
                                              Chief Financial Officer



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